Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of COMPASS Pathways plc of our report dated February 28, 2023 relating to the financial statements, which appears in COMPASS Pathways plc’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
January 5, 2024